UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 29, 2008

REGIS CORPORATION

(Exact name of registrant as specified in its charter)

Minnesota	1-12725	41-0749934
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

7201 Metro Boulevard

Minneapolis, MN 55439

(Address of principal executive offices including Zip Code)

(952) 947-7777

(Registrant’s telephone number, including area code)

(Not applicable)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                   Entry into a Material Definitive Agreement

On October 29, 2008, Regis Corporation (the “Company”) and Wells Fargo Bank, N.A. (the “Rights Agent”) executed Amendment No. 1 to the Rights Agreement, dated as of December 26, 2006 (“Amendment No. 1”), between the Company and the Rights Agent.  All capitalized terms used and not defined herein have the meanings ascribed to them in the Rights Agreement, as amended by Amendment No. 1.

Amendment No. 1 amends the Rights Agreement to (i) expand the definitions of “Beneficial Owner”, “beneficially own” and “Beneficial Ownership” to clarify that a person will be deemed to beneficially own any securities that are the subject of certain derivative transactions to which the Company is not a party entered into by such person; (ii) add an additional exception to the definition of “Acquiring Person” relating to securities that are the subject of certain derivative transactions and (iii) make other changes that the Company determined were necessary or desirable.

Amendment No. 1 is filed as Exhibit 4.1 to this Form 8-K.  The foregoing summary description of Amendment No. 1 does not purport to be complete and is qualified in its entirety by reference to Exhibit 4.1 hereto, which is incorporated herein by reference.

Item 3.03                                             Material Modifications to Rights of Security Holders

See the description set forth under “Item 1.01.  Entry into a Material Definitive Agreement,” which is incorporated into this Item 3.03 by reference.

Item 9.01                   Financial Statements and Exhibits.

(c)         Exhibits:

Exhibit
No.	Document

4.1	Amendment No. 1, dated as of October 29, 2008, to Rights Agreement, dated December 26, 2006, between Regis Corporation and Wells Fargo Bank, N.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGIS CORPORATION
(Registrant)

Dated: October 29, 2008	By:	/s/ Eric A. Bakken
Name: Eric A. Bakken
Title: Senior Vice President
& General Counsel

EXHIBIT INDEX

Exhibit
No.	Document

4.1	Amendment No. 1, dated as of October 29, 2008, to Rights Agreement, dated December 26, 2006, between Regis Corporation and Wells Fargo Bank, N.A.